Exhibit 10.55

FIRST AMENDMENT

TO

PURCHASE AGREEMENT FOR REAL PROPERTY

AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT FOR REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Amendment”) dated as of October 10th, 2007, is entered into between KBS SOUTH TOWNE, LLC, a Delaware limited liability company (“Buyer”), and WORKERS COMPENSATION FUND, a Utah corporation, formerly known as Workers Compensation Fund of Utah (“Seller”), with reference to the following recitals:

RECITALS

A. Seller and KBS Capital Advisors LLC, a Delaware limited liability company (“Original Buyer”), entered into that certain Purchase Agreement for Real Property and Escrow Instructions dated and effective as of September 10, 2007 (the “Purchase Agreement”).

B. Pursuant to that certain Assignment and Assumption of Purchase Agreement, dated as of October 9, 2007 (the “Assignment and Assumption Agreement”), between Original Buyer and Buyer, Original Buyer subsequently assigned its entire interest in and to the Purchase Agreement to Buyer. All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

C. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Extension of Closing Date. The Closing Date shall be, and hereby is, extended to and shall be not later than 5:00 p.m. (Salt Lake City time) on November 30, 2007.

2. Expiration of Feasibility Period; Feasibility Notice. Buyer acknowledges that the Feasibility Period has expired and, therefore, in accordance with Section 3.2.4 of the Purchase Agreement, this Amendment shall constitute Buyer’s Feasibility Notice and Buyer shall be obligated to acquire the Property in accordance with, and subject to, the provisions of the Purchase Agreement and this Amendment.

3. Conditions Precedent to Buyer’s Performance. Section 4 of the Purchase Agreement is hereby supplemented by adding the following paragraphs as Sections 4.9 and 4.10 to the Purchase Agreement:

“4.9 EASEMENT AGREEMENT. Seller and Blackacre Properties L.L.C., a Utah limited liability company, shall have executed and recorded in the Salt Lake County Recorder’s Office that certain Declaration of Easements, Covenants and Restrictions in the form of Exhibit “M” attached hereto (the “Easement Agreement”).

4.10 LANDSCAPE LEASE ESTOPPEL. Buyer shall have received no less than two (2) business days prior to the Closing Date, an executed estoppel certificate from the Salt Lake City Corporation in form and substance reasonably acceptable to Buyer not disclosing the existence of any default under that certain Lease Agreement dated as of April 16, 2001 (the “Landscape Lease”) between the Salk Lake City Corporation and Seller and confirming the amount of rent currently payable by the tenant thereunder.”

In furtherance of the foregoing, the Easement Agreement attached hereto as Exhibit “M” shall be, and hereby is, attached to the Purchase Agreement as Exhibit “M”.

4. Seller’s Closing Obligations. Section 6.2 of the Purchase Agreement is hereby supplemented by adding the following paragraph as Section 6.2(k) to the Purchase Agreement:

“(k) An assignment and assumption of lease, in the form of Exhibit “N” attached hereto, assigning to Buyer all of Seller’s right, title and interest in and to the Landscape Lease (the “Assignment and Assumption of Lease”).”

In furtherance of the foregoing, the Assignment and Assumption of Lease attached hereto as Exhibit “N” shall be, and hereby is, attached to the Purchase Agreement as Exhibit “N”.

5. Buyer’s Closing Obligations. Section 6.3 of the Purchase Agreement is hereby supplemented by adding the following paragraph as Section 6.3(e) to the Purchase Agreement:

“(e) The Assignment and Assumption of Lease, signed by Buyer.”

6. Approved Title Insurance Policy. Notwithstanding anything stated to the contrary in the Purchase Agreement, including, without limitation, the provisions of Sections 3.2.1 and 3.1.3 of the Purchase Agreement, the Approved Title Policy which the Title Company shall issue and deliver to Buyer, or shall have committed to issue and deliver to Buyer, as a condition precedent to the Close of Escrow, shall be a title policy in the form contemplated by the pro-forma title policy attached hereto as Exhibit A and made a part hereof, together with any endorsements attached thereto and including as part of the insured estate the appurtenant easement created by the Easement Agreement (as referenced in Paragraph 3 above).

7. Service Contracts. The only Service Contracts under which Buyer will assume obligations at the Close of Escrow for the Property are the Service Contracts listed on Exhibit B attached hereto. Seller shall terminate at the Close of Escrow all Service Contracts that are not listed on Exhibit B attached hereto.

8. Description of Leases. Exhibit “C” to the Purchase Agreement is hereby replaced and restated in its entirety with the Exhibit “C” attached to this Amendment.

9. Buyer’s Assignment. In accordance with the requirements under Section 13.1.2 of the Purchase Agreement, Seller acknowledges receipt of a signed copy of the Assignment and Assumption Agreement.

10. No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

SELLER:

WORKERS COMPENSATION FUND,
a Utah corporation

By:	/s/ Authorized Signatory
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KBS SOUTH TOWNE, LLC,
a Delaware limited liability company

By:	KBS REIT ACQUISITION XXIX, LLC,
a Delaware limited liability company,
its sole member

	By:	KBS REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

		By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer